FORM 8-K
                                 CURRENT REPORT

     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  January 11, 2002.



                         Fighton  Succession  Corporation
                   ------------------------------------------
             (Exact  Name  of  registrant  as  specified  in  its  charter)

                         [To Be Known As Key Card, Inc.]


         California                   33-14982-LA               33-0897453
----------------------------    -----------------------      ----------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employee
    of incorporation)                                       Identification No.)


         5969 Cattleridge Boulevard, Suite 200, Sarasota, Florida 34232
         --------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (941) 552-2140
                                                           --------------


                                 Non Applicable
                                 --------------
             (Former name or former address, if changed since last report.)


ITEM  1:  Not Applicable


ITEM  2:  Not Applicable


ITEM  3:  Not Applicable


ITEM  4:  CHANGE OF REGISTRANT'S CERTIFIED ACCOUNTANT

On January 9, 2002 we dismissed our principal independent accounting firm, Weinberg & Company, P.A., and hired J.H. Cohen, LLP. The reports of Weinberg & Company P.A. for the year 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. In connection with the audit of the Company's financial statements for the year end December 31, 2000 and in the subsequent interim period, there were no disagreements with Weinberg & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures,


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which  if  not  resolved  to  the  satisfaction of Weinberg & Company would have caused Weinberg & Company to make reference to the matter in their report. The Company has requested Weinberg & Company to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated January 14, 2002 is filed as exhibit 1 to this Form 8-K.

Fighton has entered into an agreement to secure the services of the CPA firm of J.H. Cohen, LLP, of New York, New York to provide auditing services to the Registrant. Registrant will seek shareholders ratification of J.H. Cohen, LLP at the next annual meeting, anticipated to be held on or before the end of the first quarter, for a term extending to the next annual meeting to be held. There are no known audit or accounting disagreements with the prior auditors and the company.

ITEM  5:  Not Applicable

ITEM  6:  Not Applicable

ITEM  7:  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16  or Item  4. Letter from prior auditors.

ITEM  8:  Not Applicable

ITEM  9:  Not Applicable



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.


                                   FIGHTON SUCCESSION CORPORATION
                                   To Be Known As Key Card, Inc.



Date:    1-18-02                 By:
     ---------------                ---------------------------
                                    Mr.  Michael  Rejbeni
                                    President


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